Amendment to Fund Participation Agreement

This amendment, dated as of June 23, 2008, among NATIONAL LIFE INSURANCE
COMPANY, a life insurance company organized under the laws of the State of Vermont (“LIFE
COMPANY”), NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST, a Delaware
business trust (“TRUST”), and NEUBERGER BERMAN MANAGEMENT INC., a New York
corporation (“NB MANAGEMENT”), is made to the Fund Participation Agreement, dated as of May
1, 1998, as amended, among LIFE COMPANY, TRUST, and NB MANAGEMENT (the
“Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the LIFE COMPANY desires to amend the Appendixes A and B to the
Agreement to add one or more new Portfolios.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. Appendixes A and B of the Agreement are hereby deleted and replaced with new Appendixes
A and B attached hereto.
2. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
3. This Amendment may be executed in two or more counterparts, each of which shall be deemed as an original but all of which together shall constitute one and the same Amendment.

NEUBERGER BERMAN ADVISERS
MANAGEMENT TRUST

BY:
_____/s/ Robert Conte_________________
NAME:
Title:

NEUBERGER BERMAN MANAGEMENT INC.

BY:/s/ Robert Conte
_________________________
NAME:
TITLE:

NATIONAL LIFE INSURANCE COMPANY

BY: /s/ Elizabeth MacGowan
_______________________
NAME: Elizabeth MacGowan
TITLE: Vice President-Product Development

Appendix A

Portfolios

AMT Partners Portfolio ( I Class)
AMT Mid-Cap Growth Portfolio (I Class)
AMT Lehman Brothers Short Duration Bond Portfolio (I Class)
AMT Small Cap Growth Portfolio (S Class)
AMT Socially Responsive Portfolio (I Class)

Appendix B

Separate Accounts National Variable Life Insurance Account

Selected Portfolios

AMT Partners Portfolio (I Class) AMT Mid-Cap Growth Portfolio (I Class) AMT Lehman Brothers Short Duration Bond Portfolio (I Class) AMT Small Cap Growth Portfolio (S Class) AMT Socially Responsive Portfolio (I Class)

National Variable Annuity Account II

AMT Partners Portfolio (I Class) AMT Mid-Cap Growth Portfolio (I Class) AMT Lehman Brothers Short Duration Bond Portfolio (I Class) AMT Small Cap Growth Portfolio (S Class) AMT Socially Responsive Portfolio (I Class)